PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: George Gutierrez Sr. Director, Global Communications & Content Strategy (831) 458-7537

Plantronics Announces Fourth Quarter & Fiscal Year 2016 Financial Results

Q4 Revenue at high-end of guidance, EPS Exceeds; Driven by 25% Revenue Growth in Unified Communications

SANTA CRUZ, CA - May 3, 2016 - Plantronics, Inc. (NYSE: PLT) today announced fourth quarter and fiscal year 2016 financial results. Highlights of the fourth quarter include the following (comparisons are against the fourth quarter of fiscal year 2015; all constant currency comparisons are against the same Non-GAAP metric as reported in the fourth quarter of fiscal year 2015):

•	Net revenues were $209.8 million, an increase of 5% compared with $200.8 million, and within our guidance of $200 million to $210 million

◦	Constant currency revenue grew by 6%, from $200.8 million to $213.7 million

•	GAAP gross margin was 50.9% compared with 54.4%

◦	Non-GAAP gross margin was 51.3% compared with 54.7%

•	GAAP operating income was $17.9 million compared with $32.9 million

◦	Non-GAAP operating income was $34.4 million compared with $40.4 million

◦	Constant currency Non-GAAP operating income was $36.6 million compared with $40.4 million

•	GAAP diluted earnings per share (“EPS”) was $0.39 compared with $0.61, and above our guidance of $0.21 to $0.31

◦	Non-GAAP diluted EPS was $0.64 compared with $0.72, and above our guidance of $0.50 to $0.60

◦	Constant currency Non-GAAP EPS was $0.67 compared with $0.72

Q4 Fiscal Year 2016 GAAP Results

	Q4 2015		Q4 2016		Change (%)
Net revenues	$200.8	million	$209.8	million	4.5%
Operating income	$32.9	million	$17.9	million	(45.4)%
Operating margin	16.4%		8.5%
Diluted EPS	$0.61		$0.39		(36.1)%

Q4 Fiscal Year 2016 Non-GAAP Results

	Q4 2015		Q4 2016		Change (%)
Operating income	$40.4	million	$34.4	million	(14.8)%
Operating margin	20.1%		16.4%
Diluted EPS	$0.72		$0.64		(11.1)%

Fiscal Year 2016 GAAP Results

	2015		2016		Change (%)
Net revenues	$865.0	million	$856.9	million	(0.9)%
Operating income	$149.1	million	$108.0	million	27.5%
Operating margin	17.2%		12.6%
Diluted EPS	$2.63		$1.96		(25.5)%

Fiscal Year 2016 Non-GAAP Results

	2015		2016		Change (%)
Operating income	$177.9	million	$157.7	million	(11.4)%
Operating margin	20.6%		18.4%
Diluted EPS	$3.04		$2.82		(7.2)%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“Unified Communications remains our core growth driver and we anticipate incremental growth opportunities from as-a-service and Soundscaping revenues in the coming years. Our outlook for growth over the next several years has improved, and our recent restructuring has enhanced our ability to grow Non-GAAP operating margins,” stated Ken Kannappan, President & CEO. “Given a stable market environment, we anticipate mid to high single digit percentage revenue growth annually provided there are not any significant fluctuations in currency exchange rates."

"Both Enterprise and Consumer delivered solid growth , despite continued currency headwinds and the loss of hedge gains compared to the prior year, which lowered our revenue growth by 190 basis points, while an extra week in the fourth quarter aided our growth rate," stated Pam Strayer, Senior Vice President and Chief Financial Officer. We remain committed to returning to our long-term profitability target of Non-GAAP operating margins of 20% to 23%. In Fiscal 2017, we expect to meet or exceed the Non-GAAP operating margins we recorded in fiscal year 2016.”

Enterprise net revenues grew by 5% to $156.2 million in the fourth quarter of fiscal year 2016 compared with $148.7 million in the fourth quarter of fiscal year 2015. On a constant currency basis, Enterprise net revenues grew by 7%, from $148.7 million to $159.1 million year over year.

Consumer net revenues grew by 3% to $53.6 million in the fourth quarter of fiscal year 2016, up from $52.1 million in the fourth quarter of fiscal year 2015. On a constant currency basis, consumer revenues increased by 5% from $52.1 million to $54.6 million year over year.

Expense Reduction & Restructuring Charges

During the third quarter of fiscal year 2016 we initiated a restructuring plan to better align our expenses with our revenue and gross margin profile and position us for improved operating performance. Under that plan, we reduced costs through voluntary and involuntary elimination of certain positions throughout the organization in the U.S., Mexico, China and Europe. The restructuring actions resulted in pre-tax charges of approximately $7.7 million in fourth quarter of fiscal year 2016. Additional cost savings actions were taken subsequent to that announcement and are expected to further improve Non-GAAP operating margins in fiscal year 2017.

Plantronics Announces Quarterly Dividend of $0.15

We are also announcing that we have declared a quarterly dividend of $0.15 per common share, to be paid on June 10, 2016 to all shareholders of record as of the close of business on May 20, 2016.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions and currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.

Subject to the foregoing, we currently expect the following range of financial results for the first quarter of fiscal year 2017 (all amounts assuming currency rates remain stable):

•	Net revenues of $207 million to $217 million;

•	GAAP operating income of $27 million to $32 million;

•	Non-GAAP operating income of $35 million to $40 million, excluding the impact of $8 million from stock-based compensation and purchase accounting amortization;

•	Assuming approximately 33 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.45 to $0.55;

•	Non-GAAP diluted EPS of $0.63 to $0.73; and

•	Cost of stock-based compensation and purchase accounting amortization to be approximately $0.18 per diluted share.

Please see our updated Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call and Prepared Remarks

Plantronics is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the company’s quarterly conference call. The remarks will be available in the Investor Relations section of the Plantronics website in conjunction with the press release.

We have scheduled a conference call to discuss fourth quarter fiscal year 2016 financial results. The conference call will take place today, May 3rd at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  The dial-in from North America is (888) 301-8736 and the international dial-in is (706) 634-7260.

A replay of the call with the conference ID #68437284 will be available until June 3, 2016 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month. A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

Upcoming Webcast Presentations

Plantronics will be webcasting presentations from the Jefferies Technology Conference on May 11, 2016 and the J.P. Morgan TMT Conference on May 24, 2016. For more information, please see the Investor Relations section of our corporate website at www.plantronics.com/ir.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) UC as a continued growth driver and our anticipation of incremental growth opportunities from as-a-service and Soundscaping revenues in the coming years; (ii) our outlook for growth improving over the next several years; (iii) our expectation that our recent restructuring and cost savings will position us for improved operating performance and enhance our ability to grow Non-GAAP operating margins in fiscal 2017; (iv) our ability to achieve mid to high single digit percentage revenue growth annually if there is a stable market environment and no significant fluctuations in currency exchange rates; (v) our ability to return to our long-term profitability target of Non-GAAP operating margins of 20% to 23%; (vi) our expectation that in fiscal 2017, we will meet or exceed the Non-GAAP operating margins we recorded in fiscal year 2016; (vii) estimates of GAAP and non-GAAP financial results for the first quarter of fiscal year 2017, including net revenues, operating income and diluted EPS; (viii) our estimates of stock-based compensation and purchase accounting amortization and other related charges, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS for the first quarter of fiscal year 2017; and (ix) our estimate of weighted average shares outstanding for the first quarter of fiscal year 2017, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro-economic conditions in our domestic and international markets;

•
our ability to realize and achieve positive financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., and Alcatel-Lucent, and our influence over such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) our sales model and expertise must successfully evolve to support complex integration of hardware and software with UC infrastructure consistent with changing customer purchasing expectations; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (vii) UC solutions generally, or our solutions in particular, may not be adopted with the breadth and speed in the marketplace that we currently anticipate; (viii) sales cycles for more complex UC deployments are longer as compared to our traditional Enterprise products; (ix) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC products are and will be integrated;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; and

•	seasonality in one or more of our product categories.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2015 and other filings with the Securities and Exchange Commission, as well as recent press releases. The Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics is a registered trademark of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2016	2015	2016
Net revenues	$200,762	$209,797	$865,010	$856,907
Cost of revenues	91,596	102,967	403,391	422,233
Gross profit	109,166	106,830	461,619	434,674
Gross profit %	54.4%	50.9%	53.4%	50.7%

Research, development and engineering	22,347	23,794	91,627	90,408
Selling, general and administrative	54,813	57,610	229,569	221,299
Gain from litigation settlements	(846)	(236)	(8,662)	(1,234)
Restructuring and other related charges	—	7,727	—	16,160
Total operating expenses	76,314	88,895	312,534	326,633
Operating income	32,852	17,935	149,085	108,041
Operating income %	16.4%	8.5%	17.2%	12.6%

Interest expense	(32)	(7,871)	(241)	(25,149)
Other non-operating income and (expense), net	(2,119)	1,309	(3,593)	(716)
Income before income taxes	30,701	11,373	145,251	82,176
Income tax expense	4,877	(1,607)	32,950	13,784
Net income	$25,824	$12,980	$112,301	$68,392

% of net revenues	12.9%	6.2%	13.0%	8.0%

Earnings per common share:
Basic	$0.62	$0.40	$2.69	$2.00
Diluted	$0.61	$0.39	$2.63	$1.96

Shares used in computing earnings per common share:
Basic	41,606	32,466	41,723	34,127
Diluted	42,482	33,038	42,643	34,938

Effective tax rate	15.9%	(14.1)%	22.7%	16.8%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2015	2016
ASSETS
Cash and cash equivalents	$276,850	$235,266
Short-term investments	97,859	160,051
Total cash, cash equivalents and short-term investments	374,709	395,317
Accounts receivable, net	136,581	128,219
Inventory, net	56,676	53,162
Deferred tax assets	6,564	—
Other current assets	28,124	20,297
Total current assets	602,654	596,995
Long-term investments	107,590	145,623
Property, plant and equipment, net	139,413	149,735
Goodwill and purchased intangibles, net	16,077	15,827
Other assets	10,308	25,257
Total assets	$876,042	$933,437
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,781	$39,133
Accrued liabilities	62,041	70,034
Total current liabilities	94,822	109,167
Long-term debt, net of issuance costs	—	489,609
Long-term income taxes payable	12,984	11,968
Revolving line of credit	34,500	—
Other long-term liabilities	6,339	10,294
Total liabilities	148,645	621,038
Stockholders' equity	727,397	312,399
Total liabilities and stockholders' equity	$876,042	$933,437

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2016	2015	2016
Cash flows from operating activities
Net Income	$25,824	$12,980	$112,301	$68,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,736	5,304	18,711	20,142
Amortization of debt issuance cost	—	363	—	1,208
Stock-based compensation	7,472	8,666	28,594	33,265
Excess tax benefit from stock-based compensation	(532)	(240)	(3,520)	(3,540)
Deferred income taxes	(2,634)	(10,476)	(980)	(8,291)
Provision for excess and obsolete inventories	(61)	1,111	931	2,430
Restructuring charges	—	7,727	—	16,160
Cash payments for restructuring charges	—	(10,385)	—	(10,385)
Other operating activities	(1,672)	1,784	(1,188)	7,680
Changes in assets and liabilities:
Accounts receivable, net	22,751	7,166	4,272	8,445
Inventory, net	1,048	1,709	128	1,357
Current and other assets	(688)	(341)	(5,368)	(605)
Accounts payable	(2,457)	(337)	(62)	5,407
Accrued liabilities	(2,964)	8,839	500	4,998
Income taxes	3,239	8,976	119	206
Cash provided by operating activities	54,062	42,846	154,438	146,869

Cash flows from investing activities
Proceeds from sale of investments	23,565	45,627	96,129	102,517
Proceeds from maturities of investments	18,255	45,269	120,430	97,164
Purchase of investments	(43,256)	(94,510)	(216,013)	(300,620)
Acquisitions, net of cash acquired	—	—	(150)	—
Capital expenditures	(2,748)	(9,684)	(21,962)	(30,661)
Cash used for investing activities	(4,184)	(13,298)	(21,566)	(131,600)

Cash flows from financing activities
Repurchase of common stock	(85,496)	(14,617)	(112,939)	(497,393)
Employees' tax withheld and paid for restricted stock and restricted stock units	(305)	(264)	(7,611)	(11,068)
Proceeds from issuances under stock-based compensation plans	5,221	5,530	23,042	15,384
Proceeds from revolving line of credit	34,500	—	34,500	155,749
Repayments of revolving line of credit	—	—	—	(190,249)
Proceeds from bonds issuance, net	—	—	—	488,401
Payment of cash dividends	(6,434)	(5,027)	(25,730)	(21,061)
Excess tax benefit from stock-based compensation	532	240	3,520	3,540
Cash used for financing activities	(51,982)	(14,138)	(85,218)	(56,697)
Effect of exchange rate changes on cash and cash equivalents	(1,396)	765	(3,508)	(156)
Net increase (decrease) in cash and cash equivalents	(3,500)	16,175	44,146	(41,584)
Cash and cash equivalents at beginning of period	280,350	219,091	232,704	276,850
Cash and cash equivalents at end of period	$276,850	$235,266	$276,850	$235,266

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2016	2015	2016
GAAP Gross profit	$109,166	$106,830	$461,619	$434,674
Stock-based compensation	695	837	2,583	3,306
Non-GAAP Gross profit	$109,861	$107,667	$464,202	$437,980
Non-GAAP Gross profit %	54.7%	51.3%	53.7%	51.1%

GAAP Research, development and engineering	$22,347	$23,794	$91,627	$90,408
Stock-based compensation	(2,119)	(2,644)	(8,053)	(9,908)
Purchase accounting amortization	(63)	(63)	(238)	(250)
Non-GAAP Research, development and engineering	$20,165	$21,087	$83,336	$80,250

GAAP Selling, general and administrative	$54,813	$57,610	$229,569	$221,299
Stock-based compensation	(4,655)	(5,185)	(17,955)	(20,051)
Non-GAAP Selling, general and administrative	$50,158	$52,425	$211,614	$201,248

GAAP Operating expenses	$76,314	$88,895	$312,534	$326,633
Stock-based compensation	(6,774)	(7,829)	(26,008)	(29,959)
Purchase accounting amortization	(63)	(63)	(238)	(250)
Restructuring and other related charges	—	(7,727)	—	(16,160)
Non-GAAP Operating expenses	$69,477	$73,276	$286,288	$280,264

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2015		2016		2015		2016
GAAP Operating income	$32,852		$17,935		$149,085		$108,041
Stock-based compensation	7,469		8,666		28,591		33,265
Purchase accounting amortization	63		63		238		250
Restructuring and other related charges	—		7,727		—		16,160
Non-GAAP Operating income	$40,384		$34,391		$177,914		$157,716

GAAP Net income	$25,824		$12,980		$112,301		$68,392
Stock-based compensation	7,469		8,666		28,591		33,265
Purchase accounting amortization	63		63		238		250
Restructuring and other related charges	—		7,727		—		16,160
Income tax effect of above items	(2,252)		(6,004)		(8,506)		(14,547)
Income tax effect of unusual tax items	(489)	(1)	(2,386)	(2)	(2,864)	(3)	(4,976)	(2)
Non-GAAP Net income	$30,615		$21,046		$129,760		$98,544

GAAP Diluted earnings per common share	$0.61		$0.39		$2.63		$1.96
Stock-based compensation	0.17		0.26		0.67		0.95
Restructuring and other related charges	—		0.23		—		0.46
Income tax effect	(0.06)		(0.24)		(0.26)		(0.55)
Non-GAAP Diluted earnings per common share	$0.72		$0.64		$3.04		$2.82

Shares used in diluted earnings per common share calculation	42,482		33,038		42,643		34,938

(1)	Excluded amount represents tax benefits from the release of tax reserves and tax credit adjustments.
(2)	Excluded amount represents tax benefits from the release of tax reserves and the impact of tax law changes.
(3)	Excluded amount represents tax benefits from release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP operating income, non-GAAP net income and non-GAAP diluted EPS which exclude certain non-cash expenses and charges that are included in the most directly comparable GAAP measure. These non-cash charges and expenses include stock-based compensation related to stock options, restricted stock and employee stock purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes.  We exclude these expenses from our non-GAAP measures primarily because Plantronics’ management does not believe they are part of our target operating model.  We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our long-term target operating model goals.  We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income or EPS prepared in accordance with GAAP.

As a company with significant global operations and sales, fluctuations in foreign currency exchange rates may have a material effect on our reported results. Consequently, we also present supplemental metrics as identified in the reconciliation within this release “on a constant currency basis” which excludes the impact of currency exchange rate fluctuations. The constant currency presentation, which is a non-GAAP measure, is intended to supplement our reported operating results and, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in the metrics from period to period and the core operations of the Company. We calculate constant currency percentages by removing any hedge gains or losses from the particular metric in the current period and then converting our current period local currency financial results using the foreign currency exchange rates in effect during the prior year period and comparing these adjusted amounts to the corresponding current period metric.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216	Q316	Q416
GAAP Gross profit	$114,710	$117,827	$119,916	$109,166	$107,358	$110,970	$109,516	$106,830
Stock-based compensation	535	668	685	695	779	879	811	837
Non-GAAP Gross profit	$115,245	$118,495	$120,601	$109,861	$108,137	$111,849	$110,327	$107,667
Non-GAAP Gross profit %	53.2%	54.9%	52.0%	54.7%	52.4%	52.0%	48.9%	51.3%

GAAP Operating expenses	$76,949	$79,969	$79,302	$76,314	$77,996	$76,874	$82,868	$88,895
Stock-based compensation	(5,770)	(6,719)	(6,745)	(6,774)	(7,271)	(7,953)	(6,906)	(7,829)
Purchase accounting amortization	(50)	(61)	(64)	(63)	(62)	(63)	(62)	(63)
Restructuring and other related charges	—	—	—	—	—	—	(8,433)	(7,727)
Non-GAAP Operating expenses	$71,129	$73,189	$72,493	$69,477	$70,663	$68,858	$67,467	$73,276

GAAP Operating income	$37,761	$37,858	$40,614	$32,852	$29,362	$34,096	$26,648	$17,935
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717	8,666
Purchase accounting amortization	50	61	64	63	62	63	62	63
Restructuring and other related charges	—	—	—	—	—	—	8,433	7,727
Non-GAAP Operating income	$44,116	$45,306	$48,108	$40,384	$37,474	$42,991	$42,860	$34,391
Non-GAAP Operating income %	20.4%	21.0%	20.8%	20.1%	18.2%	20.0%	19.0%	16.4%

GAAP Income before income taxes	$38,781	$37,173	$38,596	$30,701	$26,336	$24,638	$19,829	$11,373
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717	8,666
Purchase accounting amortization	50	61	64	63	62	63	62	63
Restructuring and other related charges	—	—	—	—	—	—	8,433	7,727
Non-GAAP Income before income taxes	$45,136	$44,621	$46,090	$38,233	$34,448	$33,533	$36,041	$27,829

GAAP Income tax expense	$10,109	$9,752	$8,212	$4,877	$5,108	$6,742	$3,541	(1,607)
Income tax effect of above items	1,800	2,250	2,204	2,252	2,338	2,656	3,549	$6,004
Income tax effect of unusual tax items	273	74	2,028	489	994	177	1,419	2,386
Non-GAAP Income tax expense	$12,182	$12,076	$12,444	$7,618	$8,440	$9,575	$8,509	$6,783
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	27.1%	27.0%	19.9%	24.5%	28.6%	23.6%	24.4%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q115	Q215	Q315	Q415	Q116	Q216	Q316	Q416
GAAP Net income	$28,672	$27,421	$30,384	$25,824	$21,228	$17,896	$16,288	$12,980
Stock-based compensation	6,305	7,387	7,430	7,469	8,050	8,832	7,717	8,666
Purchase accounting amortization	50	61	64	63	62	63	62	63
Restructuring and other related charges	—	—	—	—	—	—	8,433	7,727
Income tax effect of above items	(1,800)	(2,250)	(2,204)	(2,252)	(2,338)	(2,656)	(3,549)	(6,004)
Income tax effect of unusual tax items	(273)	(74)	(2,028)	(489)	(994)	(177)	(1,419)	(2,386)
Non-GAAP Net income	$32,954	$32,545	$33,646	$30,615	$26,008	$23,958	$27,532	$21,046

GAAP Diluted earnings per common share	$0.68	$0.65	$0.71	$0.61	$0.55	$0.52	$0.49	$0.39
Stock-based compensation	0.15	0.17	0.18	0.17	0.21	0.26	0.24	0.26
Restructuring and other related charges	—	—	—	—	—	—	0.25	0.23
Income tax effect	(0.05)	(0.05)	(0.10)	(0.06)	(0.09)	(0.08)	(0.15)	(0.24)
Non-GAAP Diluted earnings per common share	$0.78	$0.77	$0.79	$0.72	$0.67	$0.70	$0.83	$0.64

Shares used in diluted earnings per common share calculation	42,466	42,505	42,700	42,482	38,943	34,245	33,259	33,038

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Enterprise	$152,354	$156,680	$161,591	$148,660	$151,757	$160,468	$158,251	$156,190
Consumer	64,308	59,125	70,190	52,102	54,601	54,549	67,484	53,607
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017	$225,735	$209,797
Net revenues by geographic area from unaffiliated customers:
Domestic	$124,467	$123,697	$123,092	$116,351	$117,578	$123,803	$122,075	$119,166
International	92,195	92,108	108,689	84,411	88,780	91,214	103,660	90,631
Total net revenues	$216,662	$215,805	$231,781	$200,762	$206,358	$215,017	$225,735	$209,797

Balance Sheet accounts and metrics:
Accounts receivable, net	$150,765	$140,427	$157,322	$136,581	$127,160	$139,939	$136,402	$128,219
Days sales outstanding (DSO)	63	59	61	61	55	59	54	59
Inventory, net	$60,968	$63,551	$57,724	$56,676	$55,918	$57,760	$55,650	$53,162
Inventory turns	6.7	6.2	7.8	6.5	7.1	7.2	8.3	7.7

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures
($ in millions, except per share data)

Net Revenues	Q4'15 ($)	Q4'16 ($)	Change ($)	Change (%)
Net Revenues as reported (GAAP)	$200.8	$209.8	$9.0	5%
Less Hedge Gains		(0.3)
Impact of Year over Year Foreign Currency Exchange Rate Movements		4.2
Constant Currency Revenues (Non-GAAP)		$213.7	$12.9	6%

Enterprise Net Revenues	Q4'15 ($)	Q4'16 ($)	Change ($)	Change (%)
Net Revenues as reported (GAAP)	$148.7	$156.2	$7.5	5%
Less Hedge Gains		(0.2)
Impact of Year over Year Foreign Currency Exchange Rate Movements		3.1
Constant Currency Revenues (Non-GAAP)		$159.1	$10.4	7%

Consumer Net Revenues	Q4'15 ($)	Q4'16 ($)	Change ($)	Change (%)
Net Revenues as reported (GAAP)	$52.1	$53.6	$1.5	3%
Less Hedge Gains		(0.1)
Impact of Year over Year Foreign Currency Exchange Rate Movements		1.1
Constant Currency Revenues (Non-GAAP)		$54.6	$2.5	5%

Operating Income	Q4'15 ($)	Q4'15 (%)	Q4'16 ($)	Q4'16 (%)
Operating Income as reported (GAAP)	$32.9	16.4%	$17.9	8.5%
Stock-based compensation & purchase accounting amortization	7.5		8.8
Restructuring and other related charges	—		7.7
Non-GAAP Operating Income	$40.4	20.1%	$34.4	16.4%
Less Hedge Gains, net			1.3
Impact of Year over Year Foreign Currency Exchange Rate Movements			0.9
Constant Currency Operating Income (Non-GAAP)			$36.6	17.1%

Diluted Earnings per Common Share ("EPS")	Q4'15 ($)	Q4'16 ($)	Change ($)	Change (%)
Diluted EPS (GAAP)	$0.61	$0.39	$(0.22)	(36)%
Stock-based compensation	0.17	0.26
Restructuring and other related charges	—	0.23
Income Tax Effect	(0.06)	(0.24)
Non-GAAP Diluted EPS	$0.72	$0.64	$(0.08)	(11)%
Less Hedge Losses, net of tax		0.07
Impact of Year over Year Foreign Currency Exchange Rate Movements, net of tax		(0.04)
Constant Currency Diluted EPS (Non-GAAP)		$0.67	$(0.05)	(7)%